Exhibit 99

Host America Corporation to Present at Edgewater Research
Spring 2005 Small Cap/Micro Cap

Hamden, CT, April 20, 2005 – Host America Corporation (Nasdaq: CAFE) announced today that CEO Geoff Ramsey and CFO David Murphy, will be presenting at the Edgewater Research Spring Small/Micro Cap Conference at the Rio Hotel and Casino located in Las Vegas, Nevada.  Host America Corporation will be presenting on April 23, 2005 at 12:50pm.

Edgewater Research Spring 2005 Small/Micro Cap conference will offer a unique opportunity for Investment Professionals to meet with top companies covered by Edgewater Research and the firm's Research Analysts.  Requests for invitations to attend the presentation should be directed to mdonnelly@bathgatepartners.com

Anyone wishing to schedule a one-on-one meeting with Host America Corporation at this conference, please contact David Murphy at DMurphy@hostamericacorp.com or call 203-248-4100 ext. 308

Host America Corporation provides customized energy management and conservation solutions for commercial, industrial and real estate customers.  The Company’s food management business provides outsourced food management on a long-term contract basis for corporations, schools, Meals on Wheels, and Head Start programs.  The Company employs approximately 504 employees and is headquartered in Hamden, CT.  The Company’s website is www.hostamericacorp.com.

"Safe Harbor" statement under the Private Securities Litigation reform Act of 1995: The statements contained in this release, which are not historical facts, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Examples of such forward-looking statements include the expected revenues and sales of products and revenues related to this announcement. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks and uncertainties include the risks associated with the Company's entry into a new commercial food markets that require the company to develop demand for its products, its ability to access the capital markets and other risks described in the Company's Securities and Exchange Commission fillings.

Mark Miller, East West Network Group (770) 436 - 7429 for Host America